UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2010

Energy Focus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32000 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-715-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

On February 25, 2010, the Company amended the Rights Agreement dated October 25, 2006 between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent, previously amended on March 12, 2008, to allow The Quercus Trust, and the individuals who are beneficial owners through the Trust, to have a beneficial ownership percentage of the shares of Common Stock of the Company of up to thirty percent (30%) without triggering the rights under the Rights Agreement.

A copy of the amendment is furnished as Exhibit 3.1 and is incorporated into this Report by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2010, the Company's Board of Directors amended its 2008 Incentive Stock Plan (the "Plan") to increase the number of shares of Common Stock authorized for issuance under the Plan from 1,000,000 to 3,000,000. Shareholders must ratify the amendment at their 2010 Annual Meeting.

On February 25, 2010, the Company's Board of Directors accepted the resignation of David Gelbaum from the Board and appointed David Anthony to fill the open position. Mr. Gelbaum previously had announced that he was resigning from the boards of four public companies, including that of the Company, in order to devote more time to his new position as CEO of Entech Solar (OTC: ENSL). Mr. Gelbaum will continue as a nonvoting and uncompensated observer on the Company's Board. Mr. Anthony, who is the Managing Director of 21 Ventures, LLC and a director of several other public companies, previously had been serving as a nonvoting and uncompensated observer on the Company's Board.

A copy of the Company's press release announcing the change in directors is furnished as Exhibit 99.1 and incorporated into this Report by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Focus, Inc.

March 3, 2010	By:	Joseph G. Kaveski

Name: Joseph G. Kaveski
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amendment No. 2 to Rights Agreement Between Energy Focus and Mellon Investor Services
99.1	Press Release dated March 2, 2010 - David Anthony Joins Energy Focus Board of Directors